Exhibit 23

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We have issued our report dated August 12, 2004, accompanying the consolidated financial statements of ASB Financial Corp. which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of ASB on Form S-8, File No.
333-16051, effective November 13, 1996.


/s/GRANT THORNTON LLP


Cincinnati, Ohio
September 28, 2004


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